TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT is made as of the 1st day of April, 2010, by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts having its principal office and place of business at One Lincoln Center, Boston, Massachusetts 02111 (“State Street” or the “Transfer Agent”), and Capital Private Client Services Funds, a Delaware statutory trust having its principal office and place of business at 6455 Irvine Center Drive, Irvine, CA 92618 (the “Trust”).

WHEREAS, the Trust is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust intends to initially offer Shares in one or more series, each as named in the attached Schedule A, which may be amended by the parties from time to time (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 13 of this Agreement, being herein referred to as a “Portfolio,” and collectively as the “Portfolios”);

WHEREAS, the Trust on behalf of the Portfolios desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment;

Now, Therefore, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.	TERMS OF APPOINTMENT

1.1
Subject to the terms and conditions set forth in this Agreement, the Trust on behalf of the Portfolios hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, transfer agent for the Trust’s authorized and issued Shares, dividend disbursing agent, and agent in connection with any accumulation or similar plans provided to shareholders (“Shareholders”) of each of the respective Portfolios of the Trust and set out in the currently effective prospectus and statement of additional information of the Trust and each Portfolio (collectively, the “Prospectus”), including without limitation any periodic investment plan or periodic withdrawal program.

1.2
Transfer Agency Services.  In accordance with procedures established from time to time by agreement between the Trust, on behalf of each of the Portfolios, as applicable, and the Transfer Agent, the Transfer Agent shall:

(i)
Receive orders for the purchase of Shares from the Trust, and promptly deliver payment and appropriate documentation thereof to the custodian of a Portfolio as identified by the Trust (the “Custodian”);

(ii)	pursuant to such purchase orders, issue the appropriate number of Shares and book such Share issuance to the appropriate Shareholder account;

(iii)	receive redemption requests and redemption directions from the Trust and deliver the appropriate documentation thereof to the Custodian;

(iv)
with respect to the transactions in items (i) and (iii) above, the Transfer Agent shall process transactions received directly from broker-dealers or other intermediaries authorized by the Trust who shall thereby be deemed to be acting on behalf of the Trust;

(v)
at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid  over in the appropriate manner such monies as instructed by the redeeming Shareholders;

(vi)	process transfer of Shares by the registered owners thereof upon receipt of proper instruction and approval by the Trust;

(vii)	process and transmit payments for any dividends and distributions declared by the Trust on behalf of the applicable Portfolio; and

(viii)
record the issuance of Shares of the applicable Portfolio and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Trust, and issued and outstanding; and provide the Trust on a regular basis with the total number of Shares of each Portfolio which are issued and outstanding; but Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares to determine if there are authorized Shares available for issuance or to take cognizance of any laws relating to, or corporate actions required for, the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

1.3	Additional Services. In addition to, and neither in lieu of nor in contravention of the services set forth in Section 1.2 above, the Transfer Agent shall perform the following services:

(i)
Other Customary Services.  Perform certain customary services of a transfer agent and dividend disbursing agent, including, but not limited to:  maintaining Shareholder accounts, maintaining on behalf of the Portfolios such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, withholding taxes on U.S. resident and non-resident alien accounts, preparing, filing and mailing Forms 1042/1042S for non-resident alien accounts, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information;

(ii)
State Transaction (“Blue Sky”) Reporting.  The Trust shall be solely responsible for its “blue sky” compliance and state registration requirements.  The Transfer Agent’s responsibility for state transaction reporting is solely limited to providing a third-party vendor with the total number of Shares sold in each State;

(iii)
Depository Trust & Clearing Corporation (“DTCC”)/National Securities Clearing Corporation (“NSCC”).  If applicable, the Transfer Agent shall: (a) accept and effectuate the registration and maintenance of accounts with DTCC/NSCC, and the purchase and redemption of Shares in such accounts, in accordance with instructions transmitted to and received by the Transfer Agent by transmission from DTCC or NSCC (acting on behalf of its members); and (b) issue instructions to a Portfolio’s banks for the settlement of transactions between the Portfolio and DTCC or NSCC (acting on behalf of its members and bank participants).

(iv)
Performance of Certain Services by the Trust or Affiliates or Agents.  New procedures as to who shall provide certain of these services described in this Section 1 may be established in writing from time to time by agreement between the Trust and the Transfer Agent.  If agreed to in writing by the Trust and the Transfer Agent, the Transfer Agent may at times perform only a portion of these services, and the Trust or its agent may perform these services on the Trust’s or a Portfolio’s behalf.

1.4
Authorized Persons.  The Trust, on behalf of each Portfolio, hereby agrees and acknowledges that the Transfer Agent may rely on the current list of authorized persons, as provided or agreed to by the Trust and as may be amended from time to time, in receiving instructions to issue or redeem the Shares.  The Trust, on behalf each Portfolio, agrees and covenants for itself and each such authorized person that any order, sale or transfer of, or transaction in the Shares received by it after the close of the market shall be effectuated at the net asset value determined on the next business day or as otherwise required pursuant to the applicable Portfolio’s then-effective Prospectus, and the Trust or such authorized person shall so instruct the Transfer Agent of the proper effective date of the transaction.

1.5
Anti-Money Laundering and Client Screening. With respect to the Trust’s or any Portfolio’s offering and sale of Shares at any time, and for all subsequent transfers of such interests, the Trust or its delegate shall, directly or indirectly and to the extent required by law:  (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Shares and shall obtain and retain due diligence records for each investor and transferee; (ii) use its best efforts to ensure that each investor’s and any transferee’s funds used to purchase Shares shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section in accordance with all applicable anti-money laundering laws and regulations.  In the event that the Transfer Agent has received advice from counsel that access to underlying due diligence records pertaining to the investors/transferees is necessary to ensure compliance by the Transfer Agent with relevant anti-money laundering (or other applicable) laws or regulations, the Trust shall, upon receipt of written request from the Transfer Agent, provide the Transfer Agent copies of such due diligence records.

1.6
Tax Law.  The Transfer Agent shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust, a Portfolio, the Shares, a Shareholder or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax laws of any country or of any state or political subdivision thereof.  It shall be the responsibility of the Trust to notify the Transfer Agent of the obligations imposed on the Trust, a Portfolio, the Shares, a Shareholder or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

2.           FEES; EXPENSES; REIMBURSEMENT

The Transfer Agent shall receive from the Trust such compensation for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time to time in a written Fee Schedule approved by the parties.  The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice.  Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.  In addition, the Trust shall reimburse the Transfer Agent for its reasonable out-of-pocket costs incurred in connection with this Agreement.  All rights of compensation and expense reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

The Trust agrees promptly to reimburse the Transfer Agent for any equipment and supplies specially ordered by or for the Trust through the Transfer Agent and for any other expenses not contemplated by this Agreement that the Transfer Agent may incur on the Trust’s behalf at the Trust’s request or with the Trust’s consent.

The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Transfer Agent.

The Transfer Agent is authorized to and may employ, associate or contract with such person or persons as the Transfer Agent may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Transfer Agent and that the Transfer Agent shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

3.	TRANSFER AGENT’S RECORDS; ACCESS TO RECORDS

The Transfer Agent shall provide any assistance reasonably requested by the Trust in the preparation of reports to the Trust’s shareholders and others, audits of accounts, and other ministerial matters of like nature.  The Transfer Agent shall maintain complete and accurate records with respect to the services provided hereunder as required by the rules and regulations of the U.S. Securities and Exchange Commission applicable to investment companies registered under the 1940 Act.  All such books and records maintained by Transfer Agent shall be made available to the Trust upon request and shall, where required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.  The Transfer Agent shall allow the Trust's independent public accountant reasonable access to the records of the Transfer Agent relating to the services provided under this Agreement as is required in connection with their examination of books and records pertaining to the Trust's affairs. Subject to restrictions under applicable law, the Transfer Agent shall also obtain an undertaking to permit the Trust's independent public accountants reasonable access to the records of any agent which has physical possession of any records as may be required in connection with the examination of the Trust's books and records.  Upon reasonable request of the Trust, the Transfer Agent shall provide the Trust with a copy of the Transfer Agent’s reports prepared in compliance with the requirements of Statement of Auditing Standards No. 70 issued by the American Institute of Certified Public Accountants, as it may be amended from time to time (commonly referred to as a “SAS 70 report”).  The Transfer Agent shall use commercially reasonable efforts to obtain and furnish the Trust with such similar reports as the Trust may reasonably request with respect to each agent authorized by the Trust to act on the Transfer Agent’s behalf.  Except as respects the Transfer Agent’s SAS 70 Report, as to which there shall be no charge, the Trust shall pay reasonable expenses of the Transfer Agent and any third party agent under this provision.  The Transfer Agent shall use commercially reasonable efforts to provide the Trust and agents with such reports as the Trust may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act, and, in any case, provide the Trust with at least the same level of such reporting as the Transfer Agent furnishes to its other mutual fund clients.  The Transfer Agent shall provide the Trust, at no cost for the first year of this Agreement, the report on the results of the most recent attestation examination with respect to the Transfer Agent’s internal controls over compliance performed by an independent accounting firm.

4.	REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

The Transfer Agent represents and warrants to the Trust that:

4.1	It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

4.2
It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), it will remain so registered for the duration of this Agreement, and it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent.

4.3	It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

4.4	It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement.

4.5	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.6	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.7
It is in compliance with all material federal and state laws, rules and regulations applicable to its transfer agency business and the performance of its duties, obligations and services under this Agreement.

4.8
The various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause, the Trust’s records and other data and the Transfer Agent’s records, data equipment facilities and other property used in the performance of its obligations hereunder are adequate and it will make such changes therein from time to time as it may deem reasonably necessary for the secure performance of its obligations hereunder.

5.	REPRESENTATIONS AND WARRANTIES OF THE TRUST ON BEHALF OF THE PORTFOLIOS

The Trust on behalf of the Portfolios represents and warrants to the Transfer Agent that:

5.1	The Trust is a statutory trust duly organized, existing and in good standing under the laws of the State of Delaware.

5.2	The Trust is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.

5.3	All requisite proceedings have been taken to authorize the Trust to enter into, perform and receive services pursuant to this Agreement.

5.4	The Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

5.5
A registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

6.	DATA ACCESS AND PROPRIETARY INFORMATION

6.1
The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by the Transfer Agent as part of the Trust’s ability to access certain Trust-related data maintained by the Transfer Agent or another third party on databases under the control and ownership of the Transfer Agent (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or another third party.  In no event shall Proprietary Information be deemed Customer Information (as defined below) or the confidential information of the Trust.  The Trust, on behalf of itself and the Portfolios, agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder.

6.2
Proprietary Information shall not include all or any portion of any of the foregoing items that are or become publicly available without breach of this Agreement; that are released for general disclosure by a written release by the Transfer Agent; or that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement. Proprietary Information may be disclosed to the Trust’s officers, trustees, employees, contractors and auditors on a strictly need-to-know basis and as required by law.

6.3
If the Trust notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure.  Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Trust agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.  DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN “AS IS, AS AVAILABLE” BASIS.  THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  FOR AVOIDANCE OF DOUBT, NOTHING IN THIS SUB-SECTION 6.3 SHALL EXCUSE TRANSFER AGENT FOR ANY FAILURE TO PERFORM THE SERVICES IN ACCORDANCE WITH THE STANDARD OF CARE SET FORTH IN SECTION 9 AND THE TERMS OF THIS AGREEMENT.

6.4
If the transactions available to the Trust include the ability to originate electronic instructions to the Transfer Agent in order to effect the transfer or movement of cash or Shares, Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

6.5
Each party shall take reasonable efforts to advise its employees and agents of their obligations pursuant to this Section 6.  The obligations of this Section shall survive any earlier termination of this Agreement.

6.6
The Trust acknowledges that the disclosure of any Proprietary Information will immediately give rise to continuing irreparable injury to the Transfer Agent or its third-party licensors and vendors inadequately compensable in damages at law and that Transfer Agent shall be entitled to seek immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.  The Trust agrees to discontinue use of Data Access Services, if requested, for any security reasons cited by the Transfer Agent.  Transfer Agent may restrict access of the Data Access Services by the Trust for security reasons or noncompliance with the terms of this Section 6.

7.	WIRE TRANSFER OPERATING GUIDELINES

7.1
Obligation of Sender.  The Transfer Agent is authorized to promptly debit the appropriate Portfolio account(s) upon the receipt of a payment order in compliance with the selected security procedure (the “Security Procedure”) chosen for funds transfer in the Funds Transfer Addendum to the Custody Agreement between State Street and the Trust and in the amount of money that the Transfer Agent has been instructed to transfer.  The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Trust’s instructions on the execution date, provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time.  All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

7.2
Security Procedure.  The Trust on behalf of the Portfolios acknowledges that the Security Procedure it has designated on the Funds Transfer Addendum was selected by the Trust from security procedures offered.  The Trust shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing.  The Trust must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Trust’s authorized personnel.  The Transfer Agent shall verify the authenticity of all instructions received from the Trust according to the Security Procedure.

7.3
Account Numbers.  The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order.  In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

7.4
Rejection.  The Transfer Agent reserves the right to decline to process or delay the processing of a payment order (i) which is in excess of the collected balance in the account to be charged at the time of the Transfer Agent’s receipt of such payment order; (ii) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or (iii) if the Transfer Agent, in good faith is unable to satisfy itself that the transaction has been properly authorized.

7.5
Cancellation Amendment.  The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure, provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act.

7.6
Errors.  The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure.  The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7.7
Interest.  The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order.

7.8
ACH Credit Entries/Provisional Payments.  When a Portfolio initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Transfer Agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries.  Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank.  If the Transfer Agent does not receive such final settlement, the Trust agrees that the Transfer Agent shall receive a refund of the amount credited to the applicable Portfolio in connection with such entry, and the party making payment to the Portfolio via such entry shall not be deemed to have paid the amount of the entry.

7.9
Confirmation.  Confirmation of the Transfer Agent’s execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Transfer Agent’s proprietary information systems, or by facsimile or call-back.  The Trust must report any objections to the execution of an order within thirty (30) calendar days.

8.	INSTRUCTIONS AND ADVICE

8.1
At any time, the Transfer Agent may apply to any officer of the Trust or his or her designee for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement.

8.2
The Transfer Agent shall not be liable, and shall be indemnified by the Portfolios, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons provided the Transfer Agent’s actions or omissions meet the standard of care set forth in paragraph 9.  The Transfer Agent shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Portfolio(s).  Nothing in this section shall be construed as imposing upon the Transfer Agent any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

9.	LIMITIATION OF LIABILITY AND INDEMNIFICATION

The Transfer Agent shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to the Portfolios for any and all direct claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and reasonable attorneys’ fees (“Losses”) suffered or incurred by the Portfolios and to the extent directly resulting from failure of the Transfer Agent (including any branch thereof, regardless of location) to exercise such reasonable care and diligence.  Further, the parties agree that any encoding or payment processing errors shall be governed by this standard of care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section 9.  The Transfer Agent shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided under Section 2, shall have no responsibility for the actions or activities of any other party, including other service providers.

The Transfer Agent shall have no liability in respect of any loss, damage or expense suffered by the Portfolios insofar as such loss, damage or expense arises from the performance of the Transfer Agent’s duties hereunder in reliance upon records that were maintained for the Portfolios by entities other than the Transfer Agent prior to the Transfer Agent’s appointment as transfer agent for the Portfolios.  The Transfer Agent shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence or willful misconduct of the Transfer Agent, its officers, employees, or agents.  The Transfer Agent shall be liable to a Portfolio only to the extent of the Portfolio’s direct damages.

In no event shall the Transfer Agent incur liability hereunder if it is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:

(i)
any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction; or

(ii)
events or circumstances beyond the reasonable control of the Transfer Agent, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the Transfer Agent, or (B) a malfunction or failure of equipment operated or utilized by the Transfer Agent other than a malfunction or failure beyond the Transfer Agent’s control and which could not be reasonably anticipated or prevented by the Transfer Agent (each such provision, event or circumstance being a “Force Majeure Event”).

Transfer Agent shall notify the Portfolios as soon as reasonably practicable of any material performance delay or non-performance in accordance with this paragraph.

In no event shall the Portfolios incur liability to the Transfer Agent if it is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of a Force Majeure Event.

The Trust shall indemnify and hold the Transfer Agent and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Transfer Agent is authorized to rely pursuant to the terms of this Agreement, or for any action taken or omitted by it in good faith, provided that such action or omission is consistent with the standard of care applicable to the Transfer Agent under this Agreement and the Indemnitees have not acted with negligence or bad faith or engaged in fraud or willful misconduct in connection with the Losses in question.

Upon the occurrence of any event which causes or may cause any Loss to the other party, each party shall (and shall cause its agents to) use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effect of such event and to avoid continuing harm to the other party.

The limitation of liability and indemnification contained herein shall survive the termination of this Agreement.

The Transfer Agent need not maintain any insurance for the benefit of the Trust.  The Transfer Agent shall maintain a commercially reasonable level of errors and omissions and fidelity insurance in its reasonable discretion, and shall provide a certificate of such insurance to the Trust upon request from time to time.

10.	ADDITIONAL COVENANTS OF THE TRUST AND THE TRANSFER AGENT

10.1	The Trust shall promptly furnish to the Transfer Agent the following:

(i)	A copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

(ii)	A copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.

10.2	The Trust assumes full responsibility for complying with all securities, tax and other laws, rules and regulations applicable to it.

10.3
The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of share certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

10.4
In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Transfer Agent agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request.  The Transfer Agent further agrees that all records that it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided herein.  Records may be surrendered in either written or machine-readable form, at the option of the Transfer Agent.

11.	CONFIDENTIALITY AND PRIVACY

11.1
The parties hereto agree that each shall treat confidentially all confidential information provided by each party to the other regarding its business and operations in accordance with this Agreement and represent that each has implemented controls that are reasonably designed to achieve the purposes of this Section.  All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any affiliated division or entity or third party in any form without the prior written consent of such providing party.  Confidential information for purposes hereof shall include information traditionally recognized as confidential, such as financial information, strategies, security practices, portfolio holdings, portfolio trades, product and business proposals, business plans, and the like.  The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, that is generally furnished to third parties by the providing party without confidentiality restriction, or that is required to be disclosed by any regulator or any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.  For this purpose, the Portfolios and any person authorized by the Portfolios shall be permitted to disclose any information provided by Transfer Agent hereunder to the U.S. SEC (or its staff) in connection with any inspection or examination or other action or proceeding.  If a party becomes aware that it or its agents have breached the confidentiality obligations under this Section 11, it will promptly notify the other party in writing of the nature and extent of such breach.

The undertakings and obligations contained in this Section 11.1 shall survive the termination or expiration of this Agreement.

11.2
The Transfer Agent affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable laws, rules and regulations.

11.3
The Transfer Agent will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Portfolios’ shareholders, employees, directors and/or officers that the Transfer Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

12.	TERM AND TERMINATION OF AGREEMENT

12.1
This Agreement shall become effective as of the date first written above.  The Agreement shall remain in effect unless terminated by either party on one hundred twenty (120) days written notice.  Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement with respect to any other Portfolio.

12.2
Upon termination of this Agreement, the Trust shall pay to the Transfer Agent such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

13.	ADDITIONAL PORTFOLIOS

The Trust currently consists of the Portfolio(s) and their respective classes of shares as listed in Schedule A to this Agreement.  In the event that the Trust establishes one or more additional Portfolio(s) with respect to which it wishes to retain the Transfer Agent to act as transfer agent hereunder, the Trust shall notify the Transfer Agent in writing.  Upon written acceptance by the Transfer Agent, such Portfolio(s) shall become subject to the provisions of this Agreement to the same extent as the existing Portfolio, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Portfolio in writing by the Trust and the Transfer Agent at the time of the addition of such Portfolio.

14.	NON-ASSIGNABILITY; SUCCESSORS; PARTNERSHIP

14.1	This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party.

14.2
Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Trust on behalf of the Portfolios, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Trust on behalf of the Portfolios.  This Agreement shall be binding on and shall inure to the benefit of the Transfer Agent and the Trust and their respective successors and permitted assigns.

14.3	This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Trust.

15.           MISCELLANEOUS

15.1	Amendment. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

15.2
New York Law to Apply.  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

15.3
Services Not Exclusive.  The services of the Transfer Agent are not to be deemed exclusive, and the Transfer Agent shall be free to render similar services to others.  The Transfer Agent shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

15.4
Survival.  All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

15.5
Severability.  If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

15.6
Priorities Clause.  In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

15.7
Waiver.  No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

15.8
Entire Agreement.  This Agreement (including any supplements, schedules and attachments hereto) constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or written.

15.9	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

15.10
Reproduction of Documents.  This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

15.11
Notices.  All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

(a)           If to Transfer Agent, to:

State Street Bank and Trust Company
200 Clarendon Street, 16th Floor
Boston, Massachusetts 02116
Attention: Sheila McClorey, Transfer Agent Vice President
Telephone: (617) 937-6912
Facsimile: (617) 937-8139

With a copy to:
State Street Bank and Trust Company
2 Avenue de Lafayette, 2nd Floor (LCC/2)
Boston, MA 02206-5049
Attn: Mary Moran Zeven, Esq.
Telephone: (617) 662-1783
Facsimile: (617) 662-3805

(b)	If to the Trust, to:

Capital Private Client Services Funds
6455 Irvine Center Drive
Irvine, CA  92618
Attention: Courtney R. Taylor
Telephone: 213-452-2173
Telecopy:  213-486-9455

With a copy to:
c/o Capital Guardian Trust Company
333 S. Hope Street
Los Angeles, CA 90071
Attention: Tim McHale
Telephone: 213-615-0404

15.12	RESERVED.

15.13
Limitation of Liability of the Trustees.  A copy of the Certificate of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that the Trust’s Agreement and Declaration of Trust is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of the Agreement and Declaration of Trust is not binding upon any of the Trustees individually but is binding only upon the assets and property of the applicable Portfolio.

15.14
Several Obligations of each Portfolio.  WITH RESPECT TO ANY OBLIGATIONS OF A PORTFOLIO OF THE TRUST ARISING OUT OF THIS AGREEMENT, THE TRANSFER AGENT SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY SUCH OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH THAT PORTFOLIO HAD SEPARATELY CONTRACTED WITH THE TRANSFER AGENT BY SEPARATE WRITTEN AGREEMENT.  THE RIGHTS AND BENEFITS TO WHICH A GIVEN PORTFOLIO IS ENTITLED HEREUNDER SHALL BE SOLELY THOSE OF SUCH PORTFOLIO AND NO OTHER PORTFOLIO HEREUNDER SHALL RECEIVE SUCH BENEFITS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY
By:
	Name:	Francis Koudelka
	Title:	Senior Vice President, duly authorized

CAPITAL PRIVATE CLIENT SERVICES FUNDS
By:
	Name:	Michael D. Beckman
	Title:	President, duly authorized

Schedule A

LIST OF PORTFOLIOS

Fund	Classes of Shares
Capital Core Municipal Fund
Capital Short-Term Municipal Fund
Capital California Core Municipal Fund
Capital California Short-Term Municipal Fund
Capital Core Bond Fund

Accounting Services Agreement

This Agreement is made as of April 1, 2010 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Accounting Agent"), and each management investment company identified on Appendix A hereto (each such management investment company and each management investment company made subject to this Agreement in accordance with Section 7.10 shall hereinafter be referred to as a “Fund” and sometimes collectively as the “Funds”).

W i t n e s s e t h:

Whereas, each Fund desires to retain the Accounting Agent to perform certain accounting and recordkeeping duties on behalf of each Fund and the Accounting Agent is willing to perform such services upon the terms and conditions hereinafter set forth.

Whereas, each Fund may or may not be authorized to issue common stock or shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

Whereas, each Fund so authorized intends that this Agreement be applicable to its series of Shares (as identified on Appendix A hereto (such series together with all other series subsequently established by such Fund and made subject to this Agreement in accordance with Section 7.10 below, shall hereinafter be referred to as the “Portfolio(s)”); and

Whereas, each Fund not so authorized intends that this Agreement be applicable to it and that all references hereinafter to one or more “Portfolio(s)” shall be deemed to refer to such Fund(s);

Now Therefore, in consideration of the mutual covenants and agreements contained herein (the adequacy of which consideration with respect to each party is hereby mutually admitted), the parties hereto hereby agree as follows:

Section 1.  Duties of the Accounting Agent.

Section 1.1  Books of Account.

The Accounting Agent shall maintain the books of account of each Fund and shall perform the following duties in the manner prescribed by the Fund's currently effective prospectus, statement of additional information or other governing document, complete and accurate copies of which have been supplied to the Accounting Agent (with respect to each Fund, the "Constitutive Documents"):

(i)          Record general ledger entries;
(ii)         Calculate daily net income;
(iii)        Reconcile activity to the trial balance;
(iv)        Calculate and publish daily net asset value;
(v)         Perform daily cash reconciliations;
(vi)        Perform daily asset reconciliations;
(vii)       Process purchases and redemptions-in-kind;
(viii)	Prepare account balances; and
(ix)	Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Accounting Agent;
(x)	Such additional functions as are agreed upon in writing from time to time by the Accounting Agent and the applicable Fund.

The Fund shall provide timely prior notice to the Accounting Agent of any modification in the manner in which such calculations are to be performed pursuant to any revision to the Constitutive Documents of a Fund and shall supply the Accounting Agent with complete and accurate copies of all amendments and/or supplements to each Fund's Constitutive Documents in a timely manner.  For purposes of calculating the net asset value of each Fund, the Accounting Agent shall value such Fund's portfolio securities utilizing prices obtained from sources designated by the Fund on a Price Source Authorization substantially in the form attached hereto as Exhibit A, as the same may be amended by the Fund and the Accounting Agent from time to time, or otherwise designated by means of Proper Instructions (as such term is defined in Section 2.2 below) (collectively, the "Authorized Price Sources").  The Accounting Agent shall not be responsible for any revisions to the methods of calculation prescribed by the Constitutive Documents of any Fund unless and until such revisions are communicated in writing by the Fund to the Accounting Agent.

Section 1.2  Records.

The Accounting Agent shall create and maintain all records relating to its activities and obligations under this Agreement with respect to each Fund as may be required by an accounting services agent under the Investment Company Act of 1940, as amended, and in a manner which shall meet the obligations of such Fund under its Constitutive Documents.  All such records shall be the property of the relevant Fund and shall at all times during the regular business hours of the Accounting Agent be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the regulatory agencies having jurisdiction over the Fund.  Subject to Section 3 below, the Accounting Agent shall preserve the records required to be maintained thereunder for the period required by law.

Section 1.3  Appointment of Agents.

The Accounting Agent may at is own expense employ agents in the performance of its duties and the exercise of its rights under this Agreement, provided that the employment of such agents shall not reduce the Accounting Agent's obligations or liabilities hereunder.  No Authorized Price Source, Third Party Agent, any other agent of a Fund or the Investment Adviser, or any agent that a Fund directs the Accounting Agent to appoint (a “Directed Agent”) shall be considered an agent of the Accounting Agent.

Section 2.  Duties of the Fund.

Section 2.1  Provision of Information.

The Fund shall provide to the Accounting Agent, or shall cause a third party to so provide, certain data with respect to each Fund as a condition to the Accounting Agent's obligations under Section 1 above.  The data required to be provided with respect to each Fund pursuant to this Section is set forth on Schedule A hereto, which schedule may be separately amended or supplemented by the Fund and the Accounting Agent from time to time.

The Accounting Agent is authorized and instructed to rely upon the information it receives from the Fund, Authorized Price Sources or any third party (including, without limitation, the Investment Adviser (as defined below)) authorized by the Fund (a "Third Party Agent") to provide such information to the Accounting Agent. The Accounting Agent shall use reasonable care in processing information. Unless otherwise provided for in this Agreement, the Accounting Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by a Fund, Authorized Price Sources or any Third Party Agent.

Section 2.2  Proper Instructions.

The Fund or any other person duly authorized by the Fund shall communicate to the Accounting Agent by means of "Proper Instructions."  The term Proper Instructions shall mean instructions received by the Accounting Agent from the Fund, Capital Guardian Trust Company (the "Investment Adviser"), or any person duly authorized in writing by them.  Such instructions may be in writing signed by the authorized person or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means as may be agreed upon from time to time by the Accounting Agent and the party giving such instructions (including, without limitation, oral instructions).  All oral instructions shall be promptly confirmed in writing.  The Fund and the Investment Adviser shall each cause its duly authorized representative to certify to the Accounting Agent in writing the names and specimen signatures of persons authorized to give Proper Instructions.  The Accounting Agent shall be entitled to rely upon the identity and authority of such persons until it receives written notice from the Fund or the Investment Adviser, as the case may be, to the contrary.  The Accounting Agent may rely upon any Proper Instruction reasonably believed by it to be genuine through the exercise of reasonable care and to have been properly issued by or on behalf of the Fund or the Investment Adviser, as the case may be.   The Fund shall give timely Proper Instructions to the Accounting Agent in regard to matters affecting accounting practices and the Accounting Agent's performance pursuant to this Agreement.

Section 3.  Successor Agent.

If a successor accounting agent for the Funds shall be appointed, the Accounting Agent shall upon termination of this Agreement deliver to such successor agent at the office of the Accounting Agent all books and records of account of each Fund maintained by the Accounting Agent hereunder.  In the event this Agreement is terminated by either party without the appointment of a successor agent, the Accounting Agent shall, upon receipt of Proper Instructions, deliver all properties of the Funds held by the Accounting Agent at the Funds’ office in accordance with such instructions.

In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Accounting Agent on or before the effective date of such termination, then the Accounting Agent shall have the right to deliver to a bank or trust company, of its own selection, having aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $25,000,000, all property of the Funds held by the Accounting Agent hereunder.  Thereafter, such bank or trust company shall be the successor of the Accounting Agent under this Agreement.

Section 4.  Standard of Care; Limitation on Liability.

The Accounting Agent shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to a Fund for any and all direct claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and reasonable attorneys’ fees (“Losses”) suffered or incurred by such Fund and to the extent directly resulting from failure of the Accounting Agent (including any branch thereof, regardless of location) to exercise such reasonable care and diligence. The Accounting Agent shall be liable to a Fund only to the extent of the Fund’s direct damages.

Accounting Agent shall be liable to a Fund for any direct Losses resulting from the action or inaction of any agent appointed by Accounting Agent (other than Directed Agents) in accordance with Section 1.3 to the same extent that Accounting Agent would be liable to such Fund hereunder if the Accounting Agent had performed such action or inaction.

In no event shall the Accounting Agent incur liability hereunder if it is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:  (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) events or circumstances beyond the reasonable control of the Accounting Agent, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the Accounting Agent, or (B) a malfunction or failure of equipment operated or utilized by the Accounting Agent other than a malfunction or failure beyond the Accounting Agent’s control and which could not be reasonably anticipated or prevented by the Accounting Agent (each such provision, event or circumstance being a “Force Majeure Event”).  Accounting Agent shall notify the Funds as soon as reasonably practicable of any material performance delay or non-performance in accordance with this paragraph.

In no event shall the Funds incur liability to the Accounting Agent if it is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of a Force Majeure Event.

Each Fund and any Third Party Agents or Authorized Price Sources from which the Accounting Agent shall receive or obtain certain records, reports and other data included in the accounting services provided hereunder are solely responsible for the contents of such information, including, without limitation, the accuracy thereof.  The Accounting Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information, but shall exercise reasonable care in using such information and shall be without liability for any loss or damage suffered by any Fund as a result of the Accounting Agent's reasonable reliance on and utilization of such information, except as otherwise required by the terms of the Price Source Authorization form attached hereto as Exhibit A with respect to the use of data obtained from Authorized Price Sources.  The Accounting Agent shall have no responsibility and shall be without liability for any loss or damage caused by the failure of a Fund, an Authorized Price Source or any Third Party Agent to provide it with the information required by Section 2.1 hereof except as may arise from the Accounting Agent’s lack of reasonable care in performing the agreed-upon tolerance checks as to the data furnished and calculating the net asset value of a Fund in accordance with the data furnished and the Accounting Agent’s performance of the agreed upon tolerance checks.

The Accounting Agent need not maintain any insurance for the benefit of the Funds.  The Accounting Agent shall maintain a commercially reasonable level of errors and omissions and fidelity insurance in its reasonable discretion, and shall provide a certificate of such insurance to the Funds upon request from time to time.

Upon the occurrence of any event which causes or may cause any Loss to the other party, each party shall (and shall cause its agents to) use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the other party.

Section 5.  Indemnification.

Each Fund shall indemnify and hold the Accounting Agent and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Accounting Agent is authorized to rely pursuant to the terms of this Agreement, or for any action taken or omitted by it in good faith, provided that such action or omission is consistent with the standard of care applicable to the Accounting Agent under this Agreement and the Indemnitees have not acted with negligence or bad faith or engaged in fraud or willful misconduct in connection with the Losses in question.

Section 6.  Data Access and Proprietary Information.

Each Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, documentation manuals and other information  which may be furnished to it by the Accounting Agent as part of the Fund's ability to access certain Funds-related data ("Customer Data") maintained by the Accounting Agent on data bases under the control and ownership of the Accounting Agent ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Accounting Agent.  Each Fund agrees to treat all Proprietary Information as proprietary to the Accounting Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder.

Proprietary Information shall not include all or any portion of any of the foregoing items that are or become publicly available without breach of this Agreement; that are released for general disclosure by a written release by the Accounting Agent; or that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement. Proprietary Information may be disclosed to the Funds’ officers, trustees, employees, agents, contractors, auditors on a strictly need-to-know basis and as required by law.

Each party shall take reasonable efforts to advise its employees and agents of their obligations pursuant to this Section 6.  The obligations of this Section shall survive any earlier termination of this Agreement.

Each Fund hereby acknowledges that the data and information it may access from the Accounting Agent utilizing the Data Access Services will be unaudited if on a real time basis. All information available on a current day basis will be considered real time other than the provision of the net asset value and net asset value per unit.

If the transactions available to the Fund include the ability to originate electronic instructions to the Accounting Agent in order to (i) effect the transfer or movement of cash or shares or (ii) transmit shareholder information or other information (such transactions constituting a "COEFI"), then in such event the Accounting Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Accounting Agent from time to time and the Accounting Agent has met the standard of care required of it under Section 4 hereof.

Each Fund acknowledges that the disclosure of any Proprietary Information will immediately give rise to continuing irreparable injury to the Accounting Agent or its third-party licensors and vendors inadequately compensable in damages at law and that Accounting Agent shall be entitled to seek immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.  Each Fund agrees to discontinue use of Data Access Services, if requested, for any security reasons cited by the Accounting Agent. Accounting Agent may restrict access of the Data Access Services by the Fund for security reasons or noncompliance with the terms of this Section 6.

Section 7.  General.

Section 7.1  Term of Agreement.

This Agreement shall be effective from the date first stated above and shall remain in full force and effect until terminated as hereinafter provided.  Either party may, in its discretion, terminate this Agreement for any reason by giving the other party at least one hundred twenty (120) days prior written notice of termination.  If the Accounting Agent terminates this Agreement and the Fund notifies the Accounting Agent that the Fund is unable, despite its diligent efforts, to appoint a successor Accounting Agent within such one hundred twenty (120) day period, the Accounting Agent shall at the Fund’s written request continue to provide services hereunder for up to an additional one hundred twenty (120)-day period and shall be entitled to reasonable compensation for its services during such period.  Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

Section 7.2  Fees and Expenses.

Each Fund agrees to pay the Accounting Agent such reasonable compensation for its services and expenses as may be agreed upon from time to time in a written fee schedule approved by the Funds and the Accounting Agent.

Section 7.3  Confidentiality.

The parties hereto agree that each shall treat confidentially all confidential information provided by each party to the other regarding its business and operations in accordance with this Agreement and represent that each has implemented controls that are reasonably designed to achieve the purposes of this section. All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any affiliated division or entity or third party in any form without the prior written consent of such providing party.  Confidential information for purposes hereof shall include information traditionally recognized as confidential, such as financial information, strategies, security practices, portfolio holdings, portfolio trades, product and business proposals, business plans, and the like.  The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, that is generally furnished to third parties by the providing party without confidentiality restriction, or that is required to be disclosed by any regulator or any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.  For this purpose, the Funds and any person authorized by the Funds shall be permitted to disclose any information provided by Accounting Agent hereunder to the U.S. Securities and Exchange Commission (or its staff) in connection with any inspection or examination or other action or proceeding.  If a party becomes aware that it or its agents have breached the confidentiality obligations under this Section 7.3, it will promptly notify the other party in writing of the nature and extent of such breach.

Section 7.4 Accounting Agent’s Records; Access to Records.

The Accounting Agent shall provide any assistance reasonably requested by the Funds in the preparation of reports to the Funds’ shareholders and others, audits of accounts, and other ministerial matters of like nature.  The Accounting Agent shall maintain complete and accurate records with respect to the services provided hereunder as required by the rules and regulations of the U.S. Securities and Exchange Commission applicable to investment companies registered under the 1940 Act.  All such books and records maintained by Accounting Agent shall be made available to the Funds upon request and shall, where required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.  The Accounting Agent shall allow the Funds' independent public accountant reasonable access to the records of the Accounting Agent relating to the services provided under this Agreement as is required in connection with their examination of books and records pertaining to the Funds' affairs.  Subject to restrictions under applicable law, the Accounting Agent shall also obtain an undertaking to permit the Funds' independent public accountants reasonable access to the records of any agents which has physical possession of any records as may be required in connection with the examination of the Funds' books and records.  Upon reasonable request of the Funds, the Accounting Agent shall provide the Funds with a copy of the Accounting Agent’s reports prepared in compliance with the requirements of Statement of Auditing Standards No. 70 issued by the American Institute of Certified Public Accountants, as it may be amended from time to time (commonly referred to as a “SAS 70 report”).  The Accounting Agent shall use commercially reasonable efforts to obtain and furnish the Funds with such similar reports as the Funds may reasonably request with respect to each agent authorized by the Funds to act on the Accounting Agent’s behalf.  Except as respects the Accounting Agent’s SAS 70 Report, as to which there shall be no charge, the the Funds shall pay reasonable expenses of the Accounting Agent and any third party agent under this provision.  The Accounting Agent shall use commercially reasonable efforts to provide the Funds and agents with such reports as the the Funds may reasonably request or otherwise reasonably require to fulfill its duties under rule 38a-1 of the 1940 Act, and, in any case, provide the Funds with at least the same level of such reporting as the Accounting Agent furnishes to its other mutual fund clients.

Section 7.5  Notices.

All notices shall be in writing and shall be deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested.  Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender.

If to the Accounting Agent:         State Street Bank and Trust Company
2 Avenue de Lafayette
Boston, MA 02111
Attention: Neal J. Chansky, Senior Vice President
Telephone: 617-662-1376
Telecopy: 617-662-2204

If to a Fund:	c/o Capital Guardian Trust Company
6455 Irvine Center Drive
Irvine, CA  92618
Attention: Courtney R. Taylor
Telephone: 213-452-2173
                        Telecopy:  213-486-9455

with a copy to:	c/o Capital Guardian Trust Company
333 S. Hope Street
Los Angeles, CA  90071
Attention: Tim McHale
Telephone: 213-615-0404

Section 7.6  Assignment; Successors.

This Agreement shall not be assigned by either party without the prior written consent of the other party.

Section 7.7  Entire Agreement.

This Agreement (including all schedules and attachments hereto) constitutes the entire Agreement between the parties with respect to its subject matter.

Section 7.8  Amendments.

No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party.  The term "Agreement", as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.

Section 7.9  reserved.

Section 7.10  Additional Funds.

In the event that any management investment company in addition to those listed on Appendix A hereto desires to have the Accounting Agent render services as accounting agent under the terms hereof, it shall so notify the Accounting Agent in writing, and if the Accounting Agent agrees in writing to provide such services, such management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof with respect to such Fund.

Section 7.11  Additional Portfolios.

In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Accounting Agent render services as accounting agent under the terms hereof, it shall so notify the Accounting Agent in writing, and if the Accounting Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

Section 7.12  Headings Not Controlling.

Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

Section 7.13  Survival.

All provisions regarding indemnification, confidentiality, warranty, liability and limits thereon shall survive following the expiration or termination of this Agreement.

Section 7.14  Severability.

In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

Section 7.15  Counterparts.

This Agreement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

Section 7.16  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.17                                Limitation of Liability of the Trustees.

A copy of the Certificate of Trust of the Fund is on file with the Secretary of the State of Delaware, and notice is hereby given that the Fund’s Agreement and Declaration of Trust is executed on behalf of the Trustees of the Funds as Trustees and not individually and that the obligations of the Fund’s Agreement and Declaration of Trust is not binding upon any of the Trustees individually but is binding only upon the assets and property of the applicable Fund.

Section 7.18                                Several Obligations of each Portfolio.

WITH RESPECT TO ANY OBLIGATIONS OF A PORTFOLIO OF A FUND ARISING OUT OF THIS AGREEMENT, ACCOUNTING AGENT SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY SUCH OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH THAT PORTFOLIO HAD SEPARATELY CONTRACTED WITH ACCOUNTING AGENT BY SEPARATE WRITTEN AGREEMENT.  THE RIGHTS AND BENEFITS TO WHICH A GIVEN PORTFOLIO IS ENTITLED HEREUNDER SHALL BE SOLELY THOSE OF SUCH PORTFOLIO AND NO OTHER PORTFOLIO HEREUNDER SHALL RECEIVE SUCH BENEFITS.

Section 7.19                                Personal Information.

The Accounting Agent will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Funds’ shareholders, employees, directors and/or officers that the Accounting Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

[Remainder of Page Intentionally Blank]

Signature Page

In Witness Whereof, the parties hereto have duly executed this Agreement as of the day and year first written above.

State Street Bank and Trust Company

By: ____________________________________
   Name:  Joseph C. Antonellis
Title:     Vice Chairman

Each of the Entities Set Forth on
Appendix A Hereto

By: ____________________________________
   Name: Michael D. Beckman
Title: President

Appendix A

Management Investment Companies and Portfolios thereof

Capital Private Client Services Funds

Capital Core Municipal Fund
Capital Short-Term Municipal Fund
Capital California Core Municipal Fund
Capital California Short-Term Municipal Fund
Capital Core Bond Fund

Schedule A

Required Information                                                                                                Responsible Party

Portfolio Trade Authorizations                                                                                     Investment Adviser
Currency Transactions                                                                                              Investment Adviser
Cash Transaction Report                                                                                           Custodian for the Fund
Portfolio Prices                                                                                                         Third Party Vendors/Investment Adviser
Exchange Rates                                                                                                        Third Party Vendors/Investment Adviser
Capital Stock Activity Report                                                                                      Transfer Agent of the Fund
Dividend/Distribution Schedule                                                                                   Investment Adviser
Dividend/Distribution Declaration                                                                                Investment Adviser/Manager
Dividend Reconciliation/Confirmation                                                                          Transfer Agent for the Fund
Corporate Actions                                                                                                     Third Party Vendors/Custodian
Service Provider Fee Schedules                                                                                 Investment Adviser
Expense Budget                                                                                                        Investment Adviser/Manager
Amortization Policy                                                                                                    Investment Adviser
Accounting Policy/Complex Investments                                                                      Investment Adviser
Audit Management Letter                                                                                            Auditor for the Fund
Annual Shareholder Letter                                                                                         Investment Advisor
Annual/Semi-Annual Reports	Investment Adviser

Exhibit A
to Accounting Services Agreement
Dated as of April 1, 2010

Price Source Authorization

Pursuant to the terms of the Accounting Services Agreement, each Fund has directed the Accounting Agent to calculate the net asset value of each Fund as is included thereunder (the “Fund”) and to perform certain other accounting services in accordance with the Constitutive Documents (as such term is defined therein) of each Fund.  Each Fund hereby authorizes and instructs the Accounting Agent to utilize the pricing sources specified on the attached Authorization Matrix (as amended from time to time) as sources for securities prices in calculating the net asset value of each Fund and acknowledges and agrees that the Accounting Agent shall have no liability for any incorrect data provided by pricing sources selected by the Fund or otherwise authorized by Proper Instructions (as such term is defined in the Accounting Services Agreement), except as may arise from the Accounting Agent’s lack of reasonable care in performing the agreed-upon tolerance checks as to the data furnished and calculating the net asset value of a Fund in accordance with the data furnished and the Accounting Agent’s performance of the agreed upon tolerance checks.

EACH FUND LISTED ON APPENDIX A HERETO

By: _________________________________
Name: Michael D. Beckman
Title: President

The foregoing authorization is hereby accepted.

STATE STREET BANK AND TRUST COMPANY

By:     _________                                         _
Name:
Title:

ADMINISTRATION AGREEMENT

This Administration Agreement (“Agreement”) dated and effective as of April 1, 2010, is by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”), and Capital Private Client Services Funds, a Delaware statutory trust (the “Trust”).

WHEREAS, the Trust is an open-end management investment company currently comprised of multiple series (each, a “Fund” and collectively, the “Funds”), and is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement (“Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Trust, and the Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.           Appointment of Administrator

The Trust hereby appoints the Administrator to act as administrator to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement.  The Administrator accepts such appointment and agrees to render the services stated herein.

The Trust currently consists of the Fund(s) and their respective classes of shares as listed in Schedule A to this Agreement.  In the event that the Trust establishes one or more additional Fund(s) with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Trust shall notify the Administrator in writing.  Upon written acceptance by the Administrator, such Fund(s) shall become subject to the provisions of this Agreement to the same extent as the existing Fund, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Fund in writing by the Trust and the Administrator at the time of the addition of such Fund.

2.           Delivery of Documents

The Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

a.           The Trust’s Declaration of Trust and By-laws;

b.
The Trust’s currently effective Registration Statement under the 1933 Act and the 1940 Act and each Prospectus and Statement of Additional Information (“SAI”) relating to the Fund(s) and all amendments and supplements thereto as in effect from time to time;

c.
Copies of the resolutions of the Board of Trustees of the Trust (the “Board”) certified by the Trust’s Secretary authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

d.	A copy of the investment advisory and service agreement between the Trust and its investment adviser; and

e.	Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.           Representations and Warranties of the Administrator

The Administrator represents and warrants to the Trust that:

a.	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

b.	It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

c.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	No legal or administrative proceedings have been instituted or threatened which would materially impair the Administrator’s ability to perform its duties and obligations under this Agreement; and

e.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.           Representations and Warranties of the Trust

The Trust represents and warrants to the Administrator that:

a.	It is a statutory trust, duly organized, existing and in good standing under the laws of the State of Delaware;

b.	It has the requisite power and authority under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement;

c.	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	It is an investment company properly registered with the SEC under the 1940 Act;

e.
The Registration Statement has been filed and will be effective and remain effective during the term of this Agreement.  The Trust also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

f.	No legal or administrative proceedings have been instituted or threatened which would materially impair the Trust’s ability to perform its duties and obligations under this Agreement;

g.	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

h.	As of the close of business on the date of this Agreement, the Trust is authorized to issue unlimited shares of beneficial interest.

5.	Administration Services

The Administrator shall provide the following services, subject to the authorization and direction of the Trust and, in each case where appropriate, the review and comment by the Trust’s independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Administrator:

Fund Administration Treasury Services

a.
Prepare for the review by designated officer(s) of the Trust financial information regarding the Fund(s) that will be included in the Trust’s semi-annual and annual shareholder reports, Form N-Q reports and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable;

b.
Participate in the audit of the Trust’s financial statements by the Trust’s independent accountants, including the preparation of supporting audit workpapers and other schedules, and make such reports to the Board (or the Audit Committee of the Board (“Audit Committee”)) concerning the performance of the independent accountants as the Board or the Audit Committee may reasonably request;

c.
Prepare for the review by designated officer(s) of the Trust the Trust’s periodic financial reports required to be filed with the SEC on Form N-SAR and financial information required by Form N-1A, proxy statements and such other reports, forms or filings as may be mutually agreed upon;

d.	As mutually agreed, provide financial and other data on a quarterly basis for presentation to the Board;

e.
As mutually agreed, prepare for the review by designated officer(s) of the Trust annual fund expense budgets, perform accrual analyses and rollforward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Trust’s expenses, review calculations of fees paid to the Trust’s investment adviser, custodian, fund accountant and transfer agent, obtain authorization of accrual changes and expense payments, and provide expense examples for the Trust’s Prospectus;

f.	Provide dividend and distribution projections for the Funds;

g.	To the extent requested by the Funds, prepare and disseminate vendor survey information;

h.	Provide information, including information related to the calculation of fees, to be included in the Funds’ Rule 24f-2 filings;

i.	Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator;

j.	Maintain certain books and records of the Trust as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon;

k.	Consult with the Trust’s officers, independent accountants, legal counsel, custodian, fund accountant, distributor, and transfer agent in establishing the accounting policies of the Trust;

Fund Administration Tax Services

a.   Compute tax basis provisions for both excise and income tax purposes;

b.
Prepare for the review by designated officer(s) of the Trust certain year-end shareholder reporting information as mutually agreed upon, including income by state, treasury income and tax adjustments as they pertain to the Investment Company Institute year-end dividend reclass schedule;

c.
Prepare the Fund(s)’ federal, state, and local income tax returns and extension requests for review and for execution and filing by the Trust’s independent accountants and execution and filing by the Trust’s treasurer, including Form 1120-RIC and Form 8613; and

d.	Review annual minimum distribution calculations (income and capital gain) prior to their declaration.

The Administrator shall perform such other services for the Trust that are mutually agreed to by the parties from time to time, for which the Trust will pay such fees as may be mutually agreed upon, including the Administrator’s reasonable out-of-pocket expenses.  The provision of such services shall be subject to the terms and conditions of this Agreement.

The Administrator shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

6.	Fees; Expenses; Expense Reimbursement

The Administrator shall receive from the Trust such compensation for the Administrator’s services provided pursuant to this Agreement as may be agreed to from time to time in a written Fee Schedule approved by the parties.  The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice.  Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.  In addition, the Trust shall reimburse the Administrator for its reasonable out-of-pocket costs incurred in connection with this Agreement.  All rights of compensation and expense reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

The Trust agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Trust through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Trust’s behalf at the Trust’s request or with the Trust’s consent.

The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator.  Expenses to be borne by the Trust, include, but are not limited to:  organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the Registration Statement, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, trustee or employee of the Trust; costs of Preparation, printing, distribution and mailing, as applicable, of the Trust’s Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Trust’s tax returns, Form N-1A, Form N-CSR, Form N-Q, Form N-PX and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Fund(s)’ net asset value.

The Administrator is authorized to and may employ, associate or contract with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.           Administrator’s Records; Access to Records.

The Administrator shall provide any assistance reasonably requested by the Trust in the preparation of reports to the Trust’s shareholders and others, audits of accounts, and other ministerial matters of like nature.  The Administrator shall maintain complete and accurate records with respect to the services provided hereunder as required by the rules and regulations of the U.S. Securities and Exchange Commission applicable to investment companies registered under the 1940 Act.  All such books and records maintained by Administrator shall be made available to the Trust upon request and shall, where required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.  The Administrator shall allow the Trust's independent public accountant reasonable access to the records of the Administrator relating to the services provided under this Agreement as is required in connection with their examination of books and records pertaining to the Trust's affairs. Subject to restrictions under applicable law, the Administrator shall also obtain an undertaking to permit the Trust's independent public accountants reasonable access to the records of any agents which has physical possession of any records as may be required in connection with the examination of the Trust's books and records.  Upon reasonable request of the Trust, the Administrator shall provide the Trust with a copy of the Administrator’s reports prepared in compliance with the requirements of Statement of Auditing Standards No. 70 issued by the American Institute of Certified Public Accountants, as it may be amended from time to time (commonly referred to as a “SAS 70 report”).  The Administrator shall use commercially reasonable efforts to obtain and furnish the Trust with such similar reports as the Trust may reasonably request with respect to each agent authorized by the Trust to act on the Administrator’s behalf.  Except as respects the Administrator’s SAS 70 Report, as to which there shall be no charge, the Trust shall pay reasonable expenses of the Administrator and any third party agent under this provision.  The Administrator shall use commercially reasonable efforts to provide the Trust and agents with such reports as the Trust may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act, and, in any case, provide the Trust with at least the same level of such reporting as the Administrator furnishes to its other mutual fund clients. The Administrator shall provide the Trust, at no cost for the first year of this Agreement, the report on the results of the most recent attestation examination with respect to the Administrator’s internal controls over compliance performed by an independent accounting firm.

8.           Instructions and Advice

a.           At any time, the Administrator may apply to any officer of the Trust or his or her designee for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement.

b.           The Administrator shall not be liable, and shall be indemnified by the Trust, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons provided the Administrator’s actions or omissions meet the standard of care set forth in paragraph 9.  The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund(s).  Nothing in this section shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

9.           Limitation of Liability and Indemnification

The Administrator shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to the Funds for any and all direct claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and reasonable attorneys’ fees (“Losses”) suffered or incurred by the Funds and to the extent directly resulting from failure of the Administrator (including any branch thereof, regardless of location) to exercise such reasonable care and diligence. The Administrator shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers.

The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Trust by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Trust.  The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence or willful misconduct of the Administrator, its officers, employees, or agents. The Administrator shall be liable to the Trust only to the extent of the Trust’s direct damages.

In no event shall the Administrator incur liability hereunder if it is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:

(i)
any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction; or

(ii)
events or circumstances beyond the reasonable control of the Administrator, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the Administrator, or (B) a malfunction or failure of equipment operated or utilized by the Administrator other than a malfunction or failure beyond the Administrator’s control and which could not be reasonably anticipated or prevented by the Administrator (each such provision, event or circumstance being a “Force Majeure Event”).

Administrator shall notify the Trust as soon as reasonably practicable of any material performance delay or non-performance in accordance with this paragraph.

In no event shall the Trust incur liability to the Administrator if it is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of a Force Majeure Event.

The Trust shall indemnify and hold the Administrator and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Administrator is authorized to rely pursuant to the terms of this Agreement, or for any action taken or omitted by it in good faith, provided that such action or omission is consistent with the standard of care applicable to the Administrator under this Agreement and the Indemnitees have not acted with negligence or bad faith or engaged in fraud or willful misconduct in connection with the Losses in question.

Upon the occurrence of any event which causes or may cause any Loss to the other party, each party shall (and shall cause its agents to) use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effect of such event and to avoid continuing harm to the other party.

The limitation of liability and indemnification contained herein shall survive the termination of this Agreement.

The Administrator need not maintain any insurance for the benefit of the Trust.  The Administrator shall maintain a commercially reasonable level of errors and omissions and fidelity insurance in its reasonable discretion, and shall provide a certificate of such insurance to the Trust upon request from time to time.

10.           Confidentiality

The parties hereto agree that each shall treat confidentially all confidential information provided by each party to the other regarding its business and operations in accordance with this Agreement and represent that each has implemented controls that are reasonably designed to achieve the purposes of this section. All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any affiliated division or entity or third party in any form without the prior written consent of such providing party.  Confidential information for purposes hereof shall include information traditionally recognized as confidential, such as financial information, strategies, security practices, portfolio holdings, portfolio trades, product and business proposals, business plans, and the like.  The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, that is generally furnished to third parties by the providing party without confidentiality restriction, or that is required to be disclosed by any regulator or any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.  For this purpose, the Funds and any person authorized by the Funds shall be permitted to disclose any information provided by the Administrator hereunder to the U.S. SEC (or its staff) in connection with any inspection or examination or other action or proceeding.  If a party becomes aware that it or its agents have breached the confidentiality obligations under this Section 10, it will promptly notify the other party in writing of the nature and extent of such breach.

The undertakings and obligations contained in this Section 10 shall survive the termination or expiration of this Agreement.

11.           Compliance with Governmental Rules and Regulations; Records

The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request.  The Administrator further agrees that all records that it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above.  Records may be surrendered in either written or machine-readable form, at the option of the Administrator.

The Administrator will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Funds’ shareholders, employees, directors and/or officers that the Administrator receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

12.           Services Not Exclusive

The services of the Administrator are not to be deemed exclusive, and the Administrator shall be free to render similar services to others.  The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

13.           Term, Termination and Amendment

(a)
This Agreement shall become effective as of the date first above written.  The Agreement shall remain in effect unless terminated by either party on one hundred twenty (120) days’ prior written notice.  Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund.

(b)
Upon termination of this Agreement, the Trust shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

(c)	This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

14.           Notices

Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, by overnight delivery through a commercial courier service, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):  if to the Trust:  Capital Private Client Services Funds, 6455 Irvine Center Drive, Irvine, CA 92618, Attn: Courtney R. Taylor, Secretary, fax: 213-486-9455; with a copy to Tim McHale, Capital Guardian Trust Company 333 South Hope Street, Los Angeles, CA 90071; if to the Administrator:  State Street Bank and Trust Company, P.O. Box 5049, Boston, MA  02206-5049, Attn:  Fund Administration Legal Department, fax:  617-662-3805.

15.           Non-Assignability

This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party.

16.           Successors

This Agreement shall be binding on and shall inure to the benefit of the Trust and the Administrator and their respective successors and permitted assigns.

17.           Entire Agreement

This Agreement (including any supplements, schedules and attachments hereto) constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

18.           Waiver

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement.  Any waiver must be in writing signed by the waiving party.

19.           Severability

If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

20.           Governing Law

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

21.           Reproduction of Documents

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

22.           Counterparts

This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

22.           Reserved.

23.           Limitation of Liability of the Trustees.

A copy of the Certificate of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that the Trust’s Agreement and Declaration of Trust is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of the Trust’s Agreement and Declaration of Trust is not binding upon any of the Trustees individually but is binding only upon the assets and property of the applicable Fund.

24.           Several Obligations of each Fund.

WITH RESPECT TO ANY OBLIGATIONS OF A FUND OF THE TRUST ARISING OUT OF THIS AGREEMENT, THE ADMINISTRATOR SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY SUCH OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE FUND TO WHICH SUCH OBLIGATION RELATES AS THOUGH THAT FUND HAD SEPARATELY CONTRACTED WITH THE ADMINISTRATOR BY SEPARATE WRITTEN AGREEMENT.  THE RIGHTS AND BENEFITS TO WHICH A GIVEN FUND IS ENTITLED HEREUNDER SHALL BE SOLELY THOSE OF SUCH FUND AND NO OTHER FUND HEREUNDER SHALL RECEIVE SUCH BENEFITS.

[Remainder of page intentionally left blank.]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

CAPITAL PRIVATE CLIENT SERVICES FUNDS

By:
Name:     Michael D. Beckman
Title:        President

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

ADMINISTRATION AGREEMENT

SCHEDULE A
Listing of Fund(s) and Classes of Shares

Fund	Classes of Shares
Capital Core Municipal Fund
Capital Short-Term Municipal Fund
Capital California Core Municipal Fund
Capital California Short-Term Municipal Fund
Capital Core Bond Fund

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of the date set forth on the signature page by and between [FUND], a Delaware statutory trust (the “Fund”), and the trustee of the Fund whose name is set forth on the signature page (the “Board Member”).

WHEREAS, the Board Member is a trustee of the Fund, and the Fund wishes the Board Member to continue to serve in that capacity; and

WHEREAS, the Agreement and Declaration of Trust of the Fund (the “Trust Instrument”) and By-Laws of the Fund and applicable federal and Delaware laws permit the Fund to contractually obligate itself to indemnify and hold the Board Member harmless to the fullest extent permitted by law;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereby agree as set forth below.  Certain capitalized terms used herein are defined in Section 5.

1.  Indemnification.  The Fund shall indemnify and hold harmless the Board Member against any liabilities or Expenses (collectively, “Liability”) actually and reasonably incurred by the Board Member in any Proceeding arising out of or in connection with the Board Member’s service to the Fund, to the fullest extent permitted by the Trust Instrument and By-Laws of the Fund and the laws of the State of Delaware, the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in force, subject to the provisions of paragraphs (a), (b) and (c) of this Section 1.  The Fund’s Board of Trustees shall take such actions as may be necessary to carry out the intent of these indemnification provisions and shall not amend the Fund’s Trust Instrument or By-laws to limit or eliminate the right to indemnification provided herein with respect to acts or omissions occurring prior to such amendment or repeal.

(a) Special Condition.  With respect to Liability to the Fund or its shareholders, and subject to applicable state and federal law, the Board Member shall be indemnified pursuant to this Section 1 against any Liability unless such Liability arises by reason of the Board Member’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in such Section 17(h) of the Investment Company Act of 1940, as amended (“Disabling Conduct”).

(b) Special Process Condition.  With respect to Liability to the Fund or its shareholders, no indemnification shall be made unless a determination has been made by reasonable and fair means that the Board Member has not engaged in Disabling Conduct.   Such reasonable and fair means shall be established in conformity with then applicable federal and Delaware law and administrative interpretations.  In any determination with respect to Disabling Conduct, a trustee requesting indemnification who is not an “interested person” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, shall be afforded a rebuttable presumption that such trustee did not engage in such conduct while acting in his or her capacity as a trustee.

(c) State Law Restrictions.  In accordance with the Delaware Statutory Trust Act, the Board Member shall not be indemnified and held harmless pursuant to this Section 1 if the substantive and procedural standards for indemnification under such law have not been met.

2.  Advancement of Expenses.  The Fund shall promptly advance funds to the Board Member to cover any and all Expenses the Board Member incurs with respect to any Proceeding arising out of or in connection with the Board Member’s service to the Fund, to the fullest extent permitted by the laws of the State of Delaware, the Securities Act of 1933, and the Investment Company Act of 1940, as such statutes are now or hereafter in force, subject to the provisions of paragraphs (a) and (b) of this Section 2.

(a) Affirmation of Conduct.  A request by the Board Member for advancement of funds pursuant to this Section 2 shall be accompanied by the Board Member’s written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification, and such other statements, documents or undertakings as may be required under applicable federal and Delaware law.

(b) Special Conditions to Advancement.  With respect to Liability to the Fund or its shareholders, and subject to applicable state and federal law, the Board Member shall be entitled to advancements of Expenses pursuant to this Section 2 against any Liability to the Fund or its shareholders if (1) the Fund has obtained assurances to the extent required by applicable federal and Delaware law, such as by obtaining insurance or receiving collateral provided by the Board Member, to the reasonable satisfaction of the Board, that the advance will be repaid if the Board Member is found to have engaged in Disabling Conduct, or (2) the Board has a reasonable belief that the Board Member has not engaged in Disabling Conduct and ultimately will be entitled to indemnification.  In forming such a reasonable belief, the Board of Trustees shall act in conformity with then applicable federal and Delaware law and administrative interpretations, and shall afford a trustee requesting an advance who is not an “interested person” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, a rebuttable presumption that such trustee did not engage in Disabling Conduct while acting in his or her capacity as a trustee.

3.  Procedure for Determination of Entitlement to Indemnification and Advancements.  A request by the Board Member for indemnification or advancement of Expenses shall be made in writing, and shall be accompanied by such relevant documentation and information as is reasonably available to the Board Member.  The Secretary of the Fund shall promptly advise the Board of such request.

(a) Methods of Determination.  Upon the Board Member’s request for indemnification or advancement of Expenses, a determination with respect to the Board Member’s entitlement thereto shall be made by the Board or Independent Counsel in accordance with applicable federal and Delaware law.  The Board Member shall have the right, in his or her sole discretion, to have Independent Counsel make such a determination.  The Board Member shall cooperate with the person or persons making such determination, including without limitation providing to such persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and is reasonably available to the Board Member and reasonably necessary to such determination.  Any Expenses incurred by the Board Member in so cooperating shall be borne by the Fund, irrespective of the determination as to the Board Member’s entitlement to indemnification or advancement of Expenses.

(b) Independent Counsel.  If the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel, the Board of Trustees shall select the Independent Counsel, and the Secretary of the Fund shall give written notice to the Board Member advising the Board Member of the identity of the Independent Counsel selected.  The Board Member may, within five days after receipt of such written notice, deliver to the Secretary of the Fund a written objection to such selection.  Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of independence set forth in Section 4, and shall set forth with particularity the factual basis of such assertion.  Upon such objection, the Board of Trustees, acting in conformity with applicable federal and Delaware law, shall select another Independent Counsel.

If within fourteen days after submission by the Board Member of a written request for indemnification or advancement of Expenses no such Independent Counsel shall have been selected without objection, then either the Board or the Board Member may petition the Chancery Court of the State of Delaware or any other court of competent jurisdiction for resolution of any objection that shall have been made to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel.

The Fund shall pay all reasonable fees and Expenses charged or incurred by Independent Counsel in connection with his or her determinations pursuant to this Agreement, and shall pay all reasonable fees and Expenses incident to the procedures described in this paragraph, regardless of the manner in which such Independent Counsel was selected or appointed.

(c) Failure to Make Timely Determination.  If the person or persons empowered or selected to determine whether the Board Member is entitled to indemnification or advancement of Expenses shall not have made such determination within thirty days after receipt by the Secretary of the Fund of the request therefor, the requisite determination of entitlement to indemnification or advancement of Expenses shall be deemed to have been made, and the Board Member shall be entitled to such indemnification or advancement, absent (i) an intentional misstatement by the Board Member of a material fact, or an intentional omission of a material fact necessary to make the Board Member’s statement not materially misleading, in connection with the request for indemnification or advancement of Expenses, or (ii) a prohibition of such indemnification or advancements under applicable federal and Delaware law; provided, however, that such period may be extended for a reasonable period of time, not to exceed an additional thirty days, if the person or persons making the determination in good faith require such additional time to obtain or evaluate documentation or information relating thereto.

(d) Payment Upon Determination of Entitlement.  If a determination is made pursuant to Section 1 or Section 2 (or is deemed to be made pursuant to paragraph (c) of this Section 3) that the Board Member is entitled to indemnification or advancement of Expenses, payment of any indemnification amounts or advancements owing to the Board Member shall be made within ten days after such determination (and, in the case of advancements of further Expenses, within ten days after submission of supporting information).  If such payment is not made when due, the Board Member shall be entitled to an adjudication in a court of competent jurisdiction of the Board Member’s entitlement to such indemnification or advancements.  The Board Member shall commence such proceeding seeking an adjudication within one year following the date on which he or she first has the right to commence such proceeding pursuant to this paragraph (d).  In any such proceeding, the Fund shall be bound by the determination that the Board Member is entitled to indemnification or advancements, absent (i) an intentional misstatement by the Board Member of a material fact, or an intentional omission of a material fact necessary to make his or her statement not materially misleading, in connection with the request for indemnification or advancements, or (ii) a prohibition of such indemnification or advancements under applicable federal and Delaware law.

(e) Appeal of Adverse Determination.  If a determination is made that the Board Member is not entitled to indemnification or advancements, the Board Member shall be entitled to an adjudication of such matter in any court of competent jurisdiction.  Alternatively, the Board Member, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.  The Board Member shall commence such proceeding or arbitration within one year following the date on which the adverse determination is made.  Any such judicial proceeding or arbitration shall be conducted in all respect as a de novo trial or arbitration on the merits, and the Board Member shall not be prejudiced by reason of such adverse determination.

(f) Expenses of Appeal.  If the Board Member seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, the indemnification or Expense advancement provisions of this Agreement, the Board Member shall be entitled to recover from the Fund, and shall be indemnified by the Fund against, any and all Expenses actually and reasonably incurred by the Board Member in such judicial adjudication or arbitration, but only if the Board Member prevails therein.  If it shall be determined in such judicial adjudication or arbitration that the Board Member is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Board Member in connection with such judicial adjudication or arbitration shall be prorated as the court or arbitrator determines to be appropriate.

(g) Validity of Agreement.  In any judicial proceeding or arbitration commenced pursuant to this Section 3, the Fund shall be precluded from asserting that the procedures and presumptions set forth in this Agreement are not valid, binding and enforceable against the Fund, and shall stipulate in any such court or before any such arbitrator that the Fund is bound by all the provisions of this Agreement.

4.  General Provisions.

(a) Non-Exclusive Rights.  The provisions for indemnification of, and advancement of Expenses to, the Board Member set forth in this Agreement shall not be deemed exclusive of any other rights to which the Board Member may otherwise be entitled.  Notwithstanding the previous sentence, the indemnification provided for in this Agreement is in lieu of, and not in addition to, the indemnification set forth in the Trust Instrument.  The Fund shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Board Member has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(b) Continuation of Provisions.  This Agreement shall be binding upon all successors of the Fund, including without limitation any transferee of all or substantially all assets of the Fund and any successor by merger, consolidation, or operation of law, and shall inure to the benefit of the Board Member’s spouse, heirs, assigns, devisees, executors, administrators and legal representatives.  The provisions of this Agreement shall continue until the later of (1) ten years after the Board Member has ceased to provide any service to the Fund, and (2) the final termination of all Proceedings in respect of which the Board Member has asserted, is entitled to assert, or has been granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Board Member pursuant to Section 3 relating thereto.  Unless required by applicable federal or Delaware law, no amendment of the Trust Instrument or By-Laws of the Fund shall limit or eliminate the right of the Board Member to indemnification and advancement of Expenses set forth in this Agreement with respect to acts or omissions occurring prior to such amendment or repeal.  In the event the Fund or any successor shall discontinue its operations within the term of this Agreement, adequate provision shall be made to honor the Fund’s obligations under this Agreement.

(c) Selection of Counsel.  Counsel selected by the Board shall be entitled to assume the defense of any Proceeding for which the Board Member seeks indemnification or advancement of Expenses under this Agreement.  However, counsel selected by the Board Member shall conduct the defense of the Board Member to the extent reasonably determined by such counsel to be necessary to protect the interests of the Board Member, and the Fund shall indemnify the Board Member therefor to the extent otherwise permitted under this Agreement, if (1) the Board Member reasonably determines that there may be a conflict in the Proceeding between the positions of the Board Member and the positions of the Fund or the other parties to the Proceeding that are indemnified by the Fund and not represented by separate counsel, or the Board Member otherwise reasonably concludes that representation of both the Board Member, the Fund and such other parties by the same counsel would not be appropriate, or (2) the Proceeding involves the Board Member but neither the Fund nor any such other party and the Board Member reasonably withholds consent to being represented by counsel selected by the Fund.  If the Board has not selected counsel to assume the defense of any such Proceeding for the Board Member within thirty days after receiving written notice thereof from the Board Member, the Fund shall be deemed to have waived any right it might otherwise have to assume such defense.

(d)  D&O Insurance.  For a period of at least six years after the Board Member has ceased to provide services to the Fund, the Fund shall purchase and maintain in effect, through “tail” or other appropriate coverage, one or more policies of insurance on behalf of the Board Member to the maximum extent of the coverage provided to the active members of the Board of Trustees of the Fund.

(e) Subrogation.  In the event of any payment by the Fund pursuant to this Agreement, the Fund shall be subrogated to the extent of such payment to all of the rights of recovery of the Board Member, who shall, upon reasonable written request by the Fund and at the Fund’s expense, execute all such documents and take all such reasonable actions as are necessary to enable the Fund to enforce such rights.  Nothing in this Agreement shall be deemed to diminish or otherwise restrict the right of the Fund or the Board Member to proceed or collect against any insurers and to give such insurers any rights against the Fund under or with respect to this Agreement, including without limitation any right to be subrogated to the Board Member’s rights hereunder, unless otherwise expressly agreed to by the Fund in writing, and the obligation of such insurers to the Fund and the Board Member shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

(f) Notice of Proceedings.  The Board Member shall promptly notify the Secretary of the Fund in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advancement of expense pursuant to this Agreement, but no delay in providing such notice shall in any way limit or affect the Board Member’s rights or the Fund’s obligations under this Agreement.

(g)  Notices.  All notices, requests, demands and other communications to a party pursuant to this Agreement shall be in writing, addressed to such party at the address specified on the signature page of this Agreement (or such other address as may have been furnished by such party by notice in accordance with this paragraph), and shall be deemed to have been duly given when delivered personally (with a written receipt by the addressee) or two days after being sent (1) by certified or registered mail, postage prepaid, return receipt requested, (2) by nationally recognized overnight courier service or (3) by tested electronic means.

(h)  Severability.  If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, in whole or in part, for any reason whatsoever, (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any provision that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(i)  Modification and Waiver.  This Agreement supersedes any existing or prior agreement between the Fund and the Board Member pertaining to the subject matter of indemnification, advancement of Expenses and insurance.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties or their respective successors or legal representatives.  Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party’s successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time.

(j)  Headings.  The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(k)  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one document.

(l)  Applicable Law.  This Agreement shall be governed by and construed and enforce in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

5.  Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(a)  “Board” means the board of trustees of the Fund, excluding those members of the board of trustees who are not eligible under applicable federal or Delaware law to participate in making a particular determination pursuant to Section 3 of this Agreement; provided, however, that if no two members of the Board of Trustees are eligible to participate, Board shall mean Independent Counsel.

(b)  “Disabling Conduct” shall be as defined in Section 1.

(c)  “Expenses” shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys’ fees,  retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend,  investigating, or acting as a witness in a Proceeding.

(d)  “Final termination of a Proceeding” shall mean a final adjudication by court order or judgment of the court or other body before which a matter is pending, from which no further right of appeal or review exists.

(e)  “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of investment company law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent (A) the Fund or the Board Member in any matter material to either, or (B) any other party to the Proceeding giving rise to a claim for indemnification or advancements hereunder.  Notwithstanding the foregoing, however, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Fund or the Board Member in an action to determine the Board Member’s rights pursuant to this Agreement, regardless of when the Board Member’s act or failure to act occurred.

(f)  “Independent Board Member” shall mean a trustee of the Fund who is neither an “interested person” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor a party to the Proceeding with respect to which indemnification or advances are sought.

(g)  “Liability shall be as defined in Section 1.

(h)  “Proceeding” shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative, and shall also include any proceeding brought by the Board Member against the Fund.

(i)  The Board Member’s “service to the Fund” shall include without limitation the Board Member’s service as a trustee, officer, employee, agent or representative of the Fund, and his or her service at the request of the Fund as a director, trustee, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated:

[FUND]
a Delaware Statutory Trust

By:
Name:
Title:	Secretary
Address for notices:

Name:	«FirstName» «LastName»
Address for notices:
«Company»
«PreferredAddress»
«CityStZip»